CONSULTING AGREEMENT BETWEEN

                               CELLCO PARTNERSHIP

                                      AND

                     CONVERSION SERVICES INTERNATIONAL, INC.

                                TABLE OF CONTENTS

                                                                            Page
Article 1.     Scope         ..................................................1
Article 2.     Term of Agreement...............................................1
Article 3.     Testimony.......................................................1
Article 4.     Payment.........................................................1
Article 5.     Termination.....................................................2
Article 6.     Notice..........................................................2
Article 7.     Changes.........................................................2
Article 8.     Laws, Rules and Regulations.....................................2
Article 9.     Professionalism.................................................3
Article 10.    Insurance.......................................................3
Article 11.    Independent Contractor..........................................3
Article 12.    BAM's Property..................................................3
Article 13.    Infringement....................................................4
Article 14.    Plant Rules and Security Requirements...........................4
Article 15.    Use and Ownership of Information................................4
Article 16.    Publicity.......................................................5
Article 17.    Governing Law...................................................5
Article 18.    Assignment......................................................5
Article 19.    Waiver..........................................................6
Article 20.    Entire Agreement................................................6
Article 21.    Audit...........................................................6
Article 22.    Subcontracting..................................................6
Article 23.    Article Headings................................................6
Article 24.    Severability....................................................6
Article 25.    Non-Discrimination..............................................6
Article 26.    Warranties......................................................6
Article 27.    Acceptance......................................................7
Article 28.    Indemnification.................................................7
Article 29.    Limitation of Liability.........................................7
Article 30.    Force Majeure...................................................7
Article 31.    Business Conduct................................................7
Scope of Work..........................................................Exhibit A
Form of Authorization Letter...........................................Exhibit B
Rate Schedule..........................................................Exhibit C
Non-Disclosure Agreement...............................................Exhibit D
Non-Discrimination.....................................................Exhibit E

      This agreement is entered into this 29th day of October, 1997, by and between Cellco Partnership, a Delaware General Partnership, having its principal place of business at 180 Washington Valley Road, Bedminster, New Jersey 07921 (doing business as Bell Atlantic Mobile and hereinafter referred to as "BAM") and Conversion Services International, Inc., a corporation, having its principal place of business at 615 West Mount Pleasant Avenue, Livingston, New Jersey 07093 ("Company").

ARTICLE 1. SCOPE

      1.1 Company shall furnish services to BAM in accordance with the scope of work attached hereto as Exhibit A, and as specified in letters issued from time to time by BAM and accepted by Company in the form appended hereto as Exhibit B, hereinafter referred to as an "Authorization Letter". The term "Project" shall mean the work described in and authorized by an Authorization Letter. The term "Consultant" shall refer to all persons furnished by Company (employees and permitted subcontractors). BAM shall appoint a Project Leader in each Authorization Letter issued by BAM under this Agreement.

      1.2 All work performed by the consultant under an Authorization Letter shall be monitored through the use of status reports. Consultant shall prepare a status report for submission to the BAM Project Leader. The content and frequency of the status reports shall be specified in the Authorization Letter.

ARTICLE 2.  TERM OF AGREEMENT

      This Agreement shall become effective on the date set forth above and shall continue in effect for one (1) year ("Term") unless terminated by either party as provided in Article 5 and shall automatically renew for subsequent one
(1) year terms at each annual anniversary (a "Renewal Term").

ARTICLE 3.  TESTIMONY

      Matters relating to this Agreement may be in issue before various regulatory or judicial bodies. Company agrees to have appropriate members of its firm, including senior members, willing to testify at appropriate times and at reasonable fees regarding any aspect of this Agreement as known to Company or Consultant.

ARTICLE 4.  PAYMENT

      4.1 The cost to BAM for the performance of the Project(s) to be completed hereunder shall not exceed the amount set forth in the Authorization Letter ("Amount Authorized") issued for the actual travel ad out-of-pocket expenses directly related to the Project. All expenses in excess of Twenty-five Dollars ($25.00) must have prior written approval, and must be documented to BAM's reasonable satisfaction and will be reimbursed monthly upon receipt of documents supporting such expenses. Invoices for services performed and not previously billed shall be submitted monthly by Company, payable within thirty (30) days of receipt by Accounts Payable. The rates set forth in Project or completion of the Project (if applicable) in accordance with the Authorization Letter, and acceptance thereof by BAM, and as full compensation to Company, BAM shall pay to Company the Amount Authorized as mutually agreed upon and stated in each Authorization Letter.

      4.2 It is expressly understood and agreed that this Agreement is intended solely to establish uniform and consistent terms and conditions for any Authorization Letter(s) BAM may choose to issue to Company, that BAM is not obligated to issue any Authorization Letter(s) to Company, that this Agreement does not grant Company an exclusive privilege to provide to BAM any or all services which BAM may require, and that BAM may contract with other contractors for the procurement of comparable services.

      4.3  BAM  shall  pay  Company  the  Amount  Authorized  as  stated  in the
Authorization Letter, in accordance with the terms hereof and in the Authorization Letter. No payments shall be made for any services performed prior to the execution of the Authorization Letter by the Company.

      4.4 All invoices from Company to BAM shall be sent to Ban at the address indicated in the Authorization Letter and must include the Contract number, which is provided in the Authorization Letter. Company's last invoice submitted shall be marked "FINAL".

ARTICLE 5.  TERMINATION

      5.1 This Agreement may be terminated upon the earlier to occur of the following: (a) either party providing written notice at least sixty (60) days prior to the expiration of the Term or Renewal Term as applicable, with such termination being effective as of the end of such Term or Renewal Term as applicable, or (b) in the Event of a Default or breach of this Agreement by Company. Any of the following shall be considered n "Event of Default":

      a)    Company is adjudged bankrupt or insolvent; or
      b)    Company makes a general assignment for the benefit of its creditors;
            or
      c) A trustee or receiver is appointed for Company or for any of its property; or
      d) Any petition by or on behalf of Company is filed to take advantage of any debtor's act or to reorganize under the bankruptcy or similar laws; or
      e) Company, in the judgment of BAM, does not supply qualified Consultants for performance required by BAM's Projects; or
      f)    Company fails to make prompt  payments to any  Consultant for labor;
            or
      g) Company disregards laws, ordinances, rules, regulations or orders of any public authority; or
      h) Company otherwise violates any provision of this Agreement, as applicable.

      5.2 Any Authorization Letter, in whole or in part, ma be terminated or suspended by BAM by providing seven (7) days prior written notice.

      5.3 In the event of any such termination, Company shall be entitled to payment for all services satisfactorily performed by Company and accepted by BAM prior to the effective date of termination; provided. However, that any such payment shall be subject to any provision for the limit of expenditures set forth in the Authorization Letter(s) and the limitations set forth herein. Such payment shall constitute full settlement of any and all claims of Company of every description, including profit. Company's obligations including, but not limited to, indemnification and warranty, shall survive any termination of this Agreement or Authorization Letter, as applicable.

ARTICLE 6.  NOTICE

      Any notice to be given hereunder by either party to the other shall be in writing and shall be valid and sufficient if dispatched by: (a) registered or certified mail, return receipt requested, postage prepaid in any post office in the United States; (b) hand delivery; (c) recognized overnight courier prepaid; or (d) via facsimile transmission upon electronic confirmation of receipt. Notice shall be addressed as follows:

BAM:  Bell Atlantic Mobile             Company: Conversion Service International, Inc.
      180 Washington Valley Road       615 West Mount Pleasant Avenue
      Bedminster, New Jersey 07921     Livingston, New Jersey 07039
      Attn: Executive V.P. & C.T.O.    Attn: Pattie Bubernak

If either party changes its address during the term hereof, it shall so advise the other party in writing and any notice thereafter required to be given shall be sent to such new address.

ARTICLE 7.  CHANGES

      BAM may, at any time, make changes in or additions to the services to be supplied within the general scope of this Agreement. An equitable adjustment shall be made if any such change affects the time of performance or the cost of the services to be performed under this agreement. Nothing in this Article shall excuse Company from proceeding with the work as added to or changed.

ARTICLE 8.  LAWS, RULES AND REGULATIONS

      If required by federal law, Company shall comply, at its own expense, with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable state and municipal requirements and those of state and federal laws applicable to Company as an employer of labor or otherwise.

ARTICLE 9.  PROFESSIONALISM

      9.1 The services to be provided by Company under this Agreement shall proceed with promptness and diligence and shall be executed in accordance with the highest professional standards in the field, to BAM's satisfaction.

      9.2 Company shall remove from the Project, at BA's request, any Consultant furnished by Company who, in BAM's opinion, is incapable, uncooperative or otherwise unacceptable in the execution of the services to be provided under this Agreement.

      9.3 BAM shall have the option to require Company to correct any deficiencies in its work product or services. Deficiencies are to be determined by generally accepted professional standards, including the use of peer review.

ARTICLE 10.  INSURANCE

      10.1 Company shall secure and maintain at its expense during the Term, or Renewal Term as applicable, the following: (i) statutory worker's compensation insurance and employer's liability insurance in an amount no less than $1 million per occurrence (ii) commercial general liability insurance in an amount no less than $1 million per occurrence combines single limit and $2 million in the aggregate for claims for damages because of bodily injury (including death) and/or property damage, caused by, or arising out of, its acts or omissions or those of its Consultants; (iii) automobile liability insurance in an amount no less than $500 thousand combines single limit for bodily injury and/or property damage, such insurance to include coverage for all autos including hired and non-owned vehicles; and (iv) excess liability insurance in the umbrella from with a combined single limit of $3 million.

      Company shall also secure and maintain at its expense during the Term, or Renewal Term as applicable, professional errors and omissions insurance with a minimum amount of $1 million per occurrence.

      t 6 0 10.2 BAM shall be names as additional insured on all policies if insurance purchased by company except worker's compensation and professional liability policies. Company shall furnish certificates evidencing such insurance to BAM within ten days of the execution of this Agreement and thereafter on each anniversary of the Effective Date or upon written request of BAM. Each insurance policy shall state by endorsement that such policy shall not be canceled or materially changed without at least ten (10) days prior written notice to BAM by registered mail, and shall immediately notify BAM of any reduction or possible reduction in the limits of any such policy where such reduction, when added to any previous reductions, would exceed twenty-five (25%) percent of the limits.

ARTICLE 11. INDEPENDENT CONTRACTOR

      Neither Company nor its officers, directors, or Consultants, shall be deemed to be employees or agents of BAM, it being understood that Company is an independent contractor for all purposes and at all times; and Company shall be solely responsible for the safety and supervision of its Consultants as well as for the withholding and payment of all federal, state and local personal income taxes, social security, unemployment and sickness disability insurance and other payroll taxes with respect to its employees, including contributions from them when and as required by law. Company shall timely pay such taxes or charges to the appropriate governmental agencies. Company shall be liable for all workers' compensation benefits, premiums and other similar charges.

      Company shall indemnify and hold harmless BAM for any taxes, interest, penalties, damages, costs, charges, expenses or other sums incurred by BAM, including, but not limited to, charges or assessments from any revenue authority, arising from any claim against BAM or any of its affiliates, by such authority based on the services provided under this Agreement or compensation therefore.

ARTICLE 12. BAM'S PROPERTY

      12.1 Title to all property owned by BAM and furnished to Company shall remain in BAM.

      12.2 Any property owned by BAM and in Company's possession or control shall be used only in the performance of this Agreement unless authorized in writing by BAM. Company shall adequately protect such property, and shall deliver or return it to BAM or otherwise dispose of it as directed by BAM.

      12.3 Company shall be responsible for any loss of or damage to property owned by BAM and in Company's possession or control.

ARTICLE 13. INFRINGEMENT

      13.1 The following terms apply to any infringement, suit for or claim or allegation of infringement of any patent, trademark, copyright, trade secret or other proprietary interest (collectively referred to as "IP Claim") based on the manufacture, use, sale, or importation into the United States of any material, equipment, product, program or service ("Product or Service") furnished to BAM under or in contemplation of this Agreement. Company shall indemnify and hold harmless BAM and any of its affiliates, customers, officers, directors, employees, assigns, and successors for any loss, damage, expense, cost (including, but not limited to, any attorney's fees incurred in the enforcement of this indemnity) or liability that may result by reason of any such IP Claim, and Company shall defend or settle, at its own expense, and such IP Claim against BAM.

      13.2 BAM shall provide Company written notice of any IP Claim that identifies a Product or Service provided to BAM hereunder and tender to Company sole control of any such action or settlement negotiations to the extent covered by the indemnification provided herein. Company shall keep BAM advised of the status of any such IP Claim and if its defense and/or negotiation efforts and shall afford BAM reasonable opportunity to review and comment on significant actions planned to be taken by Company on behalf of BAM. If any such IP Claim involves other vendors of BAM, Company shall cooperate as reasonably necessary to effectively defend BAM. BAM shall, at Company's expense, reasonably cooperate with Company in the defense of BAM. The omission of BAM to provide notice to Company of any such action shall not relieve Company from any liability in respect of such action which it may have to BAM on account of the indemnity agreement contained in the Section 13, except to the extent Company may have been prejudiced by the failure to give notice.

      13.3 If the use, manufacture, sale, or importation, in the United States of any Product or Service furnished hereunder becomes subject to an IP Claim, Company shall, at BAM's option and at no expense to BAM, (i) by license or other release from claim of infringement obtain for BAM and BAM's customers the right to make, use, sell and/or import into the United States the Product or Service, as appropriate; or (ii) substitute an equivalent non-infringing Product or Service reasonably acceptable to BAM, which meets the specifications for the Product or Service, and extend this indemnity thereto, or (iii) modify such Product or Service to make it non-infringing but continue to meet the specifications therefore, and extend this indemnity thereto; or (iv) accept the return of the Product or Service and reimburse BAM the purchase price therefore, less a reasonable charge for reasonable wear and tear, and release BAM from all future payments under this Agreement or Authorization Letter.

ARTICLE 14. PLANT RULES AND SECURITY REQUIREMENTS

      Company and all Consultants shall, while on BAM's premises, comply with all plant rules and regulations in effect at such premises, including salary requirements. Company's rights of entry shall be subject to applicable governmental security laws.

ARTICLE 15. USE AND OWNERSHIP OF INFORMATION

      15.1 Company shall execute the "Non-Disclosure Agreement" in the form appended hereto as Exhibit D. All Consultants shall be provided a copy of the executed "Non-Disclosure Agreement" and shall execute an "Acknowledgement" in the form attached to the "Non-Disclosure Agreement" as Attachment A of Exhibit D.

      15.2 Ownership of, and all right, title, and interest, including copyright and other proprietary rights, in the ideas, material, concepts, plans, creative works, data, programming code and other knowledge authored, originated or developed by Company or Consultant as part of the services covered by this Agreement (herein referred to as the "Work") is and shall be transferred to and vested in BAM. In order to effectuate the foregoing, it is expressly understood and acknowledged that the Work is specially ordered by BAM and is to be a work made for hire under the U.S. copyright laws. In addition, any and all rights, title, and interest which Company may have in the Work, including any copyright, trademark, trade secret, or other proprietary rights, under the laws of the United States or of any other jurisdiction, and hereby irrevocably assigned by Company to BAM, in perpetuity. Company agrees to assist and cooperate with BAM, and to execute all appropriate documents, to perfect BAM's rights in the Work. In the event that such works do not qualify to be a work made for hire, Company hereby irrevocably transfers, assigns and conveys the exclusive copyright ownership thereof to BAM, free and clear of any liens, claims or other encumbrances, to the fullest extent permitted by law.

      15.3 Company warrants the originality of the Work prepared for BAM hereunder, its provisions to and preparation for BAM exclusively and that no portion of the Work prepared for BAM under this Agreement is derived from any work owned by another party. Company must obtain BAM's prior written approval to use any third party work or Company's reused software or data in the development of, or incorporation within, materials to be delivered pursuant to this Agreement. In such event, Company shall clearly identify all such third party work and will obtain for BAM a non-exclusive, perpetual, royalty-free worldwide license to make, use, sell and sublicense such work, software, or data.

      15.4 Company shall promptly make a complete written disclosure to BAM of each invention, discovery or improvement, whether patentable or not, (hereinafter referred to as "Disclosed Subject") conceived of or first actually reduced to practice solely or jointly, by BAM's employees or Company and/or its Consultant(s) during the term of this Agreement and in the performance of the services hereunder. As to each such Disclosed Subject, Company shall provide written notice to BAM to specifically point out the features or concepts which Company believes to be new or different.

      15.5 While Company and/or its Consultants are engaged in the performance of services hereunder, inventions may be made or conceived of for the first time reduced to practice by said Consultants, either solely or jointly with others, in the course of, r as a result of, such performance of services. In consideration of the payment by BAM to Company of the amounts specified in the Authorization Letter for the performance of services hereunder, Company hereby does assign and will assign to BAM all right, title and interest in and to such inventions, discoveries and improvements, and Company further agrees, without charge to BAM, but at BAM's expense, to execute, acknowledge and deliver all such papers as may be necessary to obtain patents for such inventions in any and all countries of the world and to vest title hereto in BAM, its successors and assigns. Company shall have and acquire from its Consultants such assignments and rights as to assure that BAM shall receive all of the rights provided for in this Agreement. Company shall provide a copy of all documents to show that all Work and intellectual property developed by it and its Consultants have been transferred to the Company.

ARTICLE 16.  PUBLICITY

      Company shall not issue or release for publication any articles or advertising or publicity matter relating to the work performed hereunder or mentioning or implying the name of BAM or any of its personnel, unless prior written consent is granted by BAM.

ARTICLE 17.  GOVERNING LAW

      This Agreement shall be governed by the laws of the State of New York without reference to its provisions on conflict of laws.

ARTICLE 18.  ASSIGNMENT

      Any assignment of this Agreement, in whole or in part, or any other interest hereunder without BAM's written consent, except an assignment confined solely to monies due or to become due, shall be void. It is expressly agreed that any such assignment of monies shall be void to the extent that it attempts to impose upon BAM obligations to the assignee additional to the payment of such monies, or to preclude BAM from dealing solely and directly with Company in all matters pertaining hereto, including the negotiation of amendments or settlements of amounts due. It is further agreed that BAM, upon written notice to Company, may assign this Agreement, in whole or in part, or any of its rights, duties and obligations under this Agreement to its parent, an affiliate or affiliates of BAM or to a partnership partnerships in which BAM or an affiliate has an interest.

      This Agreement shall inure to the benefit of, and shall be binding upon the parties hereto and their respective successors and permitted assigns.

ARTICLE 19.  WAIVER

      No provision of this Agreement shall be deemed waives, amended, or modified by either party, unless such waiver, amendment o modification be in writing and signed by the party against whom it is sought to enforce the waiver, amendment or modification.

ARTICLE 20.  ENTIRE AGREEMENT

      This Agreement, together with all attachments, and any Authorization Letter(s) issued hereunder, constitutes the entire agreement between BAM and Company with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written representations with regard to the subject matter. Any terms or provisions on any Company forms, including but not limited to acknowledgements and/or invoices, shall be deemed deleted and of no effect. This Agreement may not be amended or modified without specific written provision to that effect, signed by both parties.

ARTICLE 21.  AUDIT

      Company shall maintain complete records of all costs payable by BAM under the terms of this Agreement for three (3) years after termination of Agreement. Such records shall specifically include, but are not limited to, timesheets. All such records shall be maintained in accordance with recognized accounting practices. BAM shall have the right, through its authorized representatives, to examine and audit such records at all reasonable times. The correctness of Company's billing shall be determined by such audits.

ARTICLE 22.  SUBCONTRACTING

      Company shall not, without the prior written consent of BAM, subcontract any portion of the work covered by this Agreement and/or Authorization Letter(s). Any subcontractor consented to must agree to all the terms and condition of this Agreement and Company shall be liable for the conduct of such subcontractor to the same extent as Company's liability under this Agreement.

ARTICLE 23.  ARTICLE HEADINGS

      The headings of the several Articles are inserted for convenience of reference only and are not intended to be a part of it to affect the meaning or interpretation of this Agreement.

ARTICLE 24.  SEVERABILITY

      If any provision or portion thereof of this Agreement is invalid under applicable statute or rule of law, it is only to that extent to be deemed omitted, and such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construes as is such unenforceable provision or provisions had never been contained herein.

ARTICLE 25.  NON-DISCRIMINATION

      The applicable provisions in the attachment entitles "Nom-Discrimination Compliance Agreement" shall form a part of this Agreement and any amendment thereto (Exhibit E).

ARTICLE 26.  WARRANTIES

      26.1 Company represents and warrants to BAM and its assigns that all services performed under this Agreement shall be of the highest quality free from faults and defects and in conformity with the best trade practices in the industry. This warranty shall be in addition to, and not in limitation if, any other warranty or remedy provided by law.

      26.2 Company represents and warrants that no potion of the material prepared for BAN or services rendered to BAM under this Agreement is derives from or includes any copyrighted or similarity protected material, other than such material as Company has provided a license or other evidence from such owner f the ability to do so.

      26.3 Company represents and warrants to BAM that any software provided to BAM by Company does not contain or will not contain any Self-Help Code nor any Unauthorized Code )defined below).

      As used in this Agreement, "Self-Help Code" means any back door, "time bomb". drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the program, Self-licensor if the computer program (or other person acting by authority of the licensor) to obtain access to a licensee's computer system(s) (e.g., remote access via modem) for purposes of maintenance or technical support.

      As used in this Agreement, "Unauthorized Code" means any virus, Trojan horse, worm, or any other software routine or hardware components designed to permit unauthorized access to disable, erase, or otherwise harm software, hardware, or data or to perform any other such actions. The term Unauthorized Code does not include Self-Help Code.

      Company shall remove promptly any such Self-Help Code or Unauthorized Code in the software f which it is notified or may discover.

      Company shall indemnify BAM against any loss or expense arising out of any breach of this warranty.

      26.4 Company represents and warrants to BAM that all software, hardware and related services provided by Company to BAM under this Agreement shall be "Year 2000 Compliant" meaning that (i) they will perform on and after January 1, 2000 in as good a manner as before such date, and (ii) they shall at all times manage, manipulate and report data involving dates (including the year 2000, dates before and after the year 2000, and single-century and multi-century formulas) without generating incorrect values or dates or causing an abnormally-ending scenario within an application.

ARTICLE 27.  ACCEPTANCE

      BAM shall have the right to conduct whatever testing it deems appropriate in order to determine if acceptance criteria provided in Authorization Letter has been satisfied. BAM shall have an acceptance period of sixty (60) days, unless otherwise specifies in the Authorization Letter.

ARTICLE 28.  INDEMNIFICATION

      28.1 Company shall defend, indemnify, and save harmless BAM, its parents, subsidiaries and affiliates, and their directors, officers, agents and employees from any and all liabilities, claims or demands whatsoever, (including the costs, expenses and reasonable attorney's fees incurred on account thereof) that may be made by any person, specifically including, but not limited to, Company and/or its Consultants, including, but not limited to, claims for bodily injury (including death to persons) or damage to property (including theft) occasioned by or alleged to have been occasioned by the acts or omissions of the Company and/or its Consultants whether negligent or otherwise.

      28.2 Company shall defend BAM at BAM's request, against any such liability, claim or demand. The foregoing indemnification shall apply whether Company or BAM defends such suit or claim and whether the death, injury or property damage is caused by the sole acts or omissions of Company or by the concurrent acts or omissions of BAM and Company hereunder. BAM agrees to notify Company promptly of any written claim or demands against BAM for which Company is responsible hereunder.

ARTICLE 29.  LIMITATION OF LIABILITY

      IN NO EVENT SHALL BAM BE LIABLE TO COMPANY, OR ITS CONSULTANTS, OR ANY THIRD PARTY, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUESNTIAL, PUNITIVE DAMAGES, OR LOST PROFITS FOR ANY CLAIM OR DEMAND OF ANY NATURE OR KIND, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.

ARTICLE 30.  FORCE MAJEURE

      In no event shall either party have any liability for any failure to comply with this Agreement, if such failure results from the occurrence of any contingency beyond the reasonable control of the party, including without limitation, strike or other labor disturbance, riot, theft, flood, fire, lightning, storm, any act of God, power failure, war, national emergency, interference by any government or governmental agency, embargo, seizure, or enactment of any law, statute, ordinance, rule or regulation.

ARTICLE 31.  BUSINESS CONDUCT

      Company shall take all measures necessary to ensure that Company and/or its Consultant(s) shall conduct themselves in accordance with the highest standards of honesty, integrity and fair dealing including, but not limited to, compliance with any ethical codes promulgated by BAM and applicable to parties providing consulting services.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

CELLCO PARTNERSHIP                      CONVERSION SERVICES INTERNATIONAL, INC.
by Bell Atlantic Mobile, Inc.
its managing general partner


Name:   Richard J. Lynch               Name:  Scott Newman

Title:  Executive V.P. and C.T.O.      Title: President